FLEET NATIONAL BANK           COMMERCIAL PROMISSORY GRID NOTE AND LOAN AGREEMENT


$8,000,000.00                                             Date: November 4, 1996


         FOR VALUE RECEIVED, on the Termination Date (as defined below) the undersigned, DM Management Company, a Delaware corporation (the "Borrower), hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") at the office of the Bank at One Federal Street, Boston, Massachusetts 02211, or at such other address as the holder hereof may designate, the principal sum of Eight Million DOLLARS ($8,000,000.00), or the aggregate unpaid principal amount of all advances made by the Bank to the Borrower hereunder, whichever is less, in lawful money of the United States. During the period from the date hereof until June 1, 1997 (as such date may be extended, in writing from time to time, in the Bank's sole and absolute discretion, the "Termination Date"), unless an Event of Default (as defined below) occurs, the Borrower (SELECT ONE AND COMPLETE):

         /X/ may borrow, repay and reborrow, provided, however, the amount outstanding shall not at any time exceed Availability (defined below). If the amount outstanding exceeds Availability, such excess shall immediately be repaid to the Bank, without notice or demand;

         / /      may reborrow; provided, however, that for any period of twelve
                  (12) consecutive months there shall be no borrowings or reborrowings and no outstanding principal under this Note for at least thirty (30) days;

         / /      may borrow and repay; provided, however, that once any amount is repaid, such amount may NOT thereafter be reborrowed.

         The Borrower also promises to pay interest on each advance at the interest rate set forth on Exhibit A annexed thereto and to pay all reasonable out-of-pocket costs, including attorneys' fees, costs relating to the appraisal and/or valuation of assets and all costs incurred in the collection, defense, preservation, administration, enforcement or protection of this Note or in any guaranty or endorsement of this Note. All payments shall be applied first to the payment of interest on the unpaid principal of all advances due under this Note and the balance on account of the principal due under this Note.

         This Note shall be deemed to incorporate Rider A attached hereto by this reference and has been executed and delivered subject to the following terms and conditions:

         (1) ADVANCES. All advances shall be due and payable on the Termination Date. The Bank is authorized (but not required) to charge principal and interest and all other amounts due under this Note to any account of the Borrower with the Bank when and as it becomes due. If any advance is made, the Bank may, at its option, record on the books and records of the Bank or endorse on Schedule I hereto, an appropriate notation evidencing any advance, each repayment on account of the principal thereof, and the amount of interest paid; and the Borrower authorizes the Bank to maintain such records or make such notations and agrees that the amount shown on the books and records or on said
Schedule 1, as


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applicable, as outstanding from time to time shall constitute the amount owing to the Bank pursuant to this Note, absent manifest error. In the event the amount shown on Schedule 1 conflicts with the amount noted as due pursuant to the books and records of the Bank, the books and records of the Bank shall control the disposition of the conflict.

         (2) INTEREST. Interest shall be payable monthly beginning November __, 1996, and continuing thereafter on the same day of each succeeding month and on the Termination Date. To the extent that interest is accruing at the Prime Rate, changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand any kind. Interest on this Note shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. Upon default or after maturity or after judgment has been rendered on this Note, the unpaid principal balance of all advances shall, at the option of the Bank, bear interest at a rate which is four (4) percentage points per annum greater than the Prime Rate. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of any advance evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the Borrower, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.

         (3) LETTERS OF CREDIT. (a)(i) The Borrower may request that the Bank issues Letters of Credit ("L/Cs") for the account of the Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Bank, and which may include, without limitation, (A) telephone notice to such person as may be designated by the Bank or (B) written notice.

                  (ii) The Bank, in the Bank's discretion in each instance, may issue any L/C so requested by the Borrower, provided that no Event of Default is then occurring and provided further that the aggregate face amount of the L/C's and the principal balance of the Note shall not exceed the Borrower's Availability (defined above), and provided that the L/C (if so issued) is in form satisfactory to the Bank.

                  (iii) The Borrower shall execute such documentation to apply for and support the issuance of an L/C as may reasonably be required by the Bank.

                  (b) The Bank, without the request of the Borrower, may advance under the Note any amount which the Borrower is obligated to pay to the Bank or for which the Borrower or the Bank becomes obligated on account of, or in respect to, any L/C. Such advance shall be made even if such advance would result in Availability's being exceeded. Such action on the part of the Bank shall not constitute a waiver of the Bank's rights hereunder.

         (4) LATE CHARGE. The Bank may collect a late charge not to exceed five (5) percent of any installment of interest or principal, or of any other amount due to the Bank which is not paid or reimbursed by the Borrower within ten (10) days of the due date thereof to defray the extra cost and expense involved in

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handling such delinquent payment and the increased risk of noncollection.  The minimum late charge shall be $25.00.

         (5) COMMITMENT FEE. The Borrower agrees to pay to the Bank a commitment fee to defray the Bank's expense involved in continuing to review the condition of the Borrower and determining whether the Bank will make requested advances to the Borrower. The review fee shall be payable on an annual basis, in advance, commencing October __, 1996 and be in an amount equal to $5,208.34 per annum.

         (6) PREPAYMENT. The Borrower has the right to pay before due the unpaid balance of this Note or any part thereof without penalty or premium but subject to the payment of all costs described in Paragraph 5 of Exhibit A. If, at any time, the aggregate principal amount of all advances outstanding under this Note shall exceed the maximum amount permitted by this Note, the Borrower shall immediately prepay so much of the outstanding principal balance, together with accrued interest on the portion of principal so prepaid, as shall be necessary in order that the unpaid principal balance, after giving effect to such prepayments, shall not be in excess of the maximum amount permitted by this Note. All such prepayments will be applied first to the payment of all accrued interest accrued to the date of the prepayment and the remainder to the principal balances of this Note.

         (7) FINANCIAL STATEMENTS; NOTICE OF DEFAULT. The Borrower shall deliver to the Bank (a) promptly upon the Bank's written request, such information (not otherwise required to be delivered by this paragraph 7) about the financial condition, business and operations of (SELECT ONE OR MORE) /X/ the Borrower, any guarantor, endorser or surety of Borrower's obligations hereunder to the Bank (the "Guarantor"), / / ________, as the Bank may, from time to time, reasonably request;

(SELECT ONE OR MORE AND INSERT AN "X" IN THOSE BOXES WHICH ARE TO BE
APPLICABLE;)

         (a)      /X/      monthly reports; within 15 days after the close of
each month the Borrower will furnish the Bank with a monthly borrowing base certificate in the form of Exhibit C annexed hereto, accompanied by supporting inventory reports.

         (b)      /X/      INTERIM REPORTS; within 45 days after the close of
all but the last quarter of each fiscal year of (SELECT ONE OR MORE) /X/ the Borrower, a balance sheet of such person(s) as of the close of each period and a statement of income for that portion of the period then ended, and including expense schedules breaking out such expenses as interest and depreciation (SELECT ONE) (i) / / reviewed in conformity with GAAP by a firm of independent certified public acceptable to the Bank; (ii) / / compiled by a firm of independent certified public accountants acceptable to the Bank and certified by an officer of such person(s) as true, accurate and complete; or (iii) /X/ internally prepared by such person(s) and certified by an officer of such person(s) as true, accurate, and complete;

         (c)      /X/      ANNUAL REPORT; within 120 days after the close of
each fiscal year of (SELECT ONE OR MORE) /X/ the Borrower, / / Guarantor, / /
         , financial statements including a balance sheet as of the close of such year and statements of income and changes in stockholders' equity and cash

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flows for the year then ended, and (SELECT ONE) (i) /X/ accompanied by a report thereon, prepared in conformity with GAAP and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants acceptable to the Bank; (ii) / / reviewed in conformity with GAAP by a firm of independent certified public accountants acceptable to the Bank; (iii) / / compiled by a firm of independent certified public accountants acceptable to the Bank and certified by an officer of such person(s) as true, accurate and complete; or
(iv) / / internally prepared by such person(s) and certified by an officer of such person(s) as true, accurate and complete;

         (d)      / /      PERSONAL FINANCIAL STATEMENTS; within days after the
close of each calendar year of (SELECT ONE OR MORE) / / the Borrower, / /
Guarantor, / /          , personal financial statements signed and dated by such
person(s) in form and detail satisfactory to the Bank;

         (e)      / /      FEDERAL TAX RETURN; within          days after the
close of each (SELECT ONE) / / fiscal / / calendar year of (SELECT ONE OR
MORE) / / the Borrower, / / Guarantor, / / ____________________, such person's federal income tax return and all schedules thereto, signed and dated and filed with the Internal Revenue Service;

         (f)      /X/      CERTIFICATE OF COMPLIANCE; simultaneously with the
delivery of the financial statements required in (b) and (c) above, a Certificate of Compliance certifying that, as at the end of the applicable
period, (SELECT ONE OR MORE) /X/ the Borrower / / Guarantor, / /               ,
is in full compliance with all affirmative, negative and financial covenants set forth in this Note applicable to such person and certified by an officer of such person(s), as accurate, true and complete;

         All financial statements delivered to the Bank shall be consolidated, consolidating and/or individual statements, as the Bank shall require. Upon becoming aware of any Event of Default or of any occurrence which but for the giving of notice or the passage of time would become an Event of Default, the Borrower and each Guarantor will promptly deliver written notice thereof to the Bank.

         (8) COVENANTS. Except as otherwise set forth in Section 8(a) of Rider A, unless the Bank otherwise consents in writing:

                  (a) ENCUMBRANCES AND AGREEMENTS NOT TO PLEDGE. (i) The Borrower shall not incur or permit to exist any lien, mortgage, security interest, pledge, charge or other encumbrance, against any of its property or assets, whether now owned or hereafter acquired (including, without limitation, any lien or encumbrance relating to any response, removal or clean-up of any toxic substances or hazardous wastes), except: (A) liens, mortgages, security interests, charges or other encumbrances in favor of the Bank or specifically permitted, in writing, by the Bank; (B) pledges or deposits in connection with or to secure worker's compensation or unemployment insurance; and (C) liens for taxes not yet due and liens for taxes which are being contested in good faith and by appropriate proceedings with the prior written consent of the Bank which consent will not be unreasonably withheld and against which, if requested by the Bank, the Borrower shall maintain reserves in amounts and in form (book, cash,

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         bond or otherwise) satisfactory to the Bank. The Borrower shall not enter into any agreements with any other party which would prohibit the Borrower from granting any encumbrances, as otherwise prohibited hereunder.

                           (ii) The Borrower shall not enter into or permit to exist any agreement, arrangement or understanding, either oral or in writing, with any person or entity other than the Bank which restricts or prohibits the Borrower from incurring or permitting to exist any lien, mortgage, security interest, pledge, charge or other encumbrance against any of its property or assets.

                  (b) LIMITATION ON INDEBTEDNESS. The Borrower shall not create or incur any Indebtedness (as defined below) for borrowed money, become liable, either actually or contingently in respect of letters of credit or banker's acceptances or issue or sell any obligations of the Borrower, excluding, however, from the operation of this covenant: (i) advances made hereunder and all other Indebtedness of the Borrower to the Bank; and (ii) Indebtedness subordinated in payment and priority to all Indebtedness of the Borrower to the Bank in writing and in form and substance satisfactory to the Bank.

                  (c) CONTINGENT LIABILITIES. The Borrower shall not assume, guarantee, endorse or otherwise become liable upon the obligations of any person, entity or corporation except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

                  (d) CONSOLIDATION, MERGER OR CONVERSION. The Borrower shall not merge, consolidate or convert with or into any other corporation or entity; and, for the purposes of this paragraph 8(d), the acquisition of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities, of any corporation or entity shall be deemed to be a consolidation with such corporation or entity, unless upon closing of such purchase or acquisition, Borrower is in compliance with all financial covenants in Section 9.

                  (e) STRUCTURE, TAX CLASSIFICATION. The Borrower shall not make or consent to a material change in the structure of the Borrower, or, if a general partnership not classified as a limited liability partnership as of the date of this Note, register or otherwise become classified as a limited liability partnership, or, if a corporation, change its election to be taxed under Subchapter C or Subchapter S, as applicable, of the Internal Revenue Code, or make or consent to the making of any action that causes or could cause any federal or state authority, for any reason, to classify, alter or reclassify the tax treatment applicable to the Borrower or any Guarantor or their respective operations from the tax treatment attributed or deemed attributed to the Borrower or such Guarantor as of the date of execution and delivery of this Note.

                  (g) ADDITIONAL COVENANTS. Borrower makes the additional covenants set forth in Section 8(d) of Rider A attached hereto.

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         (9)      FINANCIAL COVENANTS.  Unless the Bank otherwise consents in writing:

                  (a) DEFINITIONS. As used in this Note, the following terms shall have the following meanings:

                           CAPITAL ASSETS means assets that in accordance with
                  GAAP are required or permitted to be depreciated or amortized on a balance sheet.

                           CAPITAL EXPENDITURES ("Cap X") means, for any period,
                  the aggregate amount of all expenditures for the acquisition, construction, improvement, replacement or purchase of Capital Assets and Intangible Assets, including, but not limited to, expenditures under Capital Leases.

                           CAPITAL LEASES means capital leases, conditional
                  sales contracts and other title retention agreements relating to the purchase or acquisition of Capital Assets.

                           CURRENT MATURITY OF LONG-TERM DEBT ("CMLTD") means
                  the current maturity of long term Indebtedness paid during the applicable period, including, but not limited to, amounts required to be paid during such period under Capital Leases.

                           CURRENT RATIO means the ratio of Total Current Assets
                  to Total Current Liabilities.

                           DEBT SERVICE AND CAPITAL EXPENDITURES COVERAGE RATIO
                  means, during the applicable period, that quotient equal to
                  (A) the aggregate of (i) Earnings Before Interest, Taxes, Depreciation and Amortization plus or minus (ii) change in Working Capital, with increases in Working Capital to be subtracted from Earnings Before Interest, Taxes, Depreciation and Amortization and decreases in Working Capital to be added to Earnings Before Interest, Taxes, Depreciation and Amortization, minus (iii) Capital Expenditures and minus (iv) Dividends, divided by (B) the sum of (i) Interest and (ii) Current Maturity of Long-Term Debt; that is,

                  EBITDA +/- change in Working Capital - Cap X - Dividends
                  --------------------------------------------------------
                                       Interest + CMLTD

                           DEBT SERVICE AND UNFINANCED CAPITAL EXPENDITURES
                  COVERAGE RATIO means, during the applicable period, that quotient equal to (A) the aggregate of (i) Earnings Before Interest, Taxes, Depreciation and Amortization plus or minus
                  (ii) change in Working Capital, with increases in Working Capital to be subtracted from Earnings Before Interest, Taxes, Depreciation and Amortization and decreases in Working Capital to be added to Earnings Before Interest, Taxes, Depreciation and Amortization, minus (iii) Unfinanced Capital Expenditures and minus (iv) Dividends, divided by (B) the sum of (i) Interest and (ii) Current Maturity of Long-Term Debt; that is,

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         EBITDA +/- change in Working Capital -Unfinanced Cap X -Dividends
         -----------------------------------------------------------------
                                 Interest + CMLTD

                           EARNINGS BEFORE INTEREST AND TAXES means, for the
                  applicable period, income from continuing operations before the payment of Interest and taxes determined in accordance with GAAP.

                           EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
                  AMORTIZATION ("EBITDA") means, for the applicable period, income from continuing operations before the payment of Interest and taxes plus depreciation and amortization determined in accordance with GAAP.

                           GAAP means generally accepted accounting principles
                  in the United States of America, as in effect on the date of the preparation and delivery of the financial statements described in paragraph 7 of this Note and consistently followed, without giving effect to any subsequent changes other than changes consented to in writing by the Bank.

                           INDEBTEDNESS means all obligations that in accordance
                  with GAAP should be classified as liabilities upon a balance sheet.

                           INTANGIBLE ASSETS means assets that in accordance
                  with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.

                           INTEREST means, for the applicable period, all
                  interest paid or payable, including, but not limited to, interest paid or payable on Indebtedness and on Capital Leases, determined in accordance with GAAP.

                           INTEREST COVERAGE RATIO means the ratio of Earnings
                  Before Interest and Taxes to Interest.

                           QUICK RATIO means the quotient equal to (A) the
                  aggregate of (i) cash and currency on hand and on deposit, demand deposits and checks held, plus (ii) short term, highly liquid investments that are readily convertible to known amounts of cash, plus (iii) marketable securities plus (iv) accounts receivable less allowances for doubtful accounts receivable, divided by (B) Total Current Liabilities.

                           TANGIBLE NET WORTH means Total Assets minus the sum
                  of (i) Intangible Assets and (ii) Total Liabilities.

                           TOTAL ASSETS means total assets determined in
                  accordance with GAAP.

                           TOTAL CURRENT ASSETS means total current assets
                  determined in accordance with GAAP.

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                           TOTAL CURRENT LIABILITIES means total current
                  Indebtedness determined in accordance with GAAP.

                           TOTAL LIABILITIES means total Indebtedness determined
                  in accordance with GAAP.

                           UNFINANCED CAPITAL EXPENDITURES ("Unfinanced Cap X")
                  means Capital Expenditures minus new long term Indebtedness issued during the applicable period plus the aggregate amount of all long term Indebtedness prepaid during such period.

                           WORKING CAPITAL means Total Current Assets less Total
                  Current Liabilities.

                  (b) ACCOUNTING TERMS. Unless otherwise defined or specified in this paragraph 9, all accounting terms shall be construed and all accounting determinations shall be made in accordance with GAAP.

                  (c) CALCULATION OF FINANCIAL COVENANTS. The calculation of the financial covenants set forth below shall be measured against the financial statements required to be delivered to the Bank pursuant to paragraph 7 of this Note as follows (SELECT ONE OR MORE):

         /X/ On a Consolidated basis. / / On an Consolidating basis. / / On an individual basis.

                  (d) TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. As applied to (SELECT ONE OR MORE) /X/ Borrower, / / Guarantor, / /
                  , Borrower shall not permit or Borrower shall cause the person indicated above not to permit the ratio of Total Liabilities to Tangible Net Worth to be greater than the ratio set forth for such period:

         For the fiscal quarters ending September 30 and March 31, 3.75 to 1.0; For the fiscal quarter ending December 31, 4.0 to 1.0;
         For the fiscal quarter ending June 30, 3.5 to 1.0;

                  (e) OTHER. (i) The Borrower shall maintain minimum Liquidity (defined below) of $3,500,000.00. Liquidity is defined as all cash and currency on hand and on deposit, demand deposit and checks held, plus short term, highly liquid investments that are readily convertible to known amounts of cash, plus marketable securities, such covenant to be tested quarterly.

                           (ii) The Borrower shall maintain Debt Service Coverage (defined below) of 1.25:1 commencing December 31, 1996 and on a four quarter rolling average basis thereafter. Debt Service Coverage means, during the applicable period, that quotient equal to (A) the aggregate of (I) EBITDA plus (II) interest income (including dividends received on marketable securities) minus (III) Unfinanced Cap X and minus (IV) dividends and distributions paid with respect to the Borrower's capital stock, divided by (B) the sum of (I) Current Maturities of Long Term Debt and (II) Interest.

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



         (10) EVENTS OF DEFAULT; REMEDIES. If any one or more of the following "Events of Default" shall occur:

                  (a) Failure to make payment of principal or interest on the Note or in the payment of any other liability owing by the Borrower to the Bank, now existing or hereinafter incurred, whether direct or contingent, when due; or

                  (b) Failure by the Borrower to observe or perform any covenant contained in this Note, or failure by the Borrower to perform any of its obligations under any document, instrument or agreement governing, evidencing or securing this Note, and continuance of such failure unremedied for a period of thirty (30) days after notice of such failure has been received by the Borrower from the Bank, provided that no notice or grace period shall be required with respect to the breach of any provision of Paragraph 9, above; or

                  (c) Any representation or warranty made by the Borrower or any Guarantor to the Bank herein or in any document, instrument or agreement governing, evidencing or securing this Note or any statement, certificate or other data furnished by any of them in connection herewith or therewith proves at any time to be incorrect in any material respect; or

                  (d) A judgment or judgments, singly or in the aggregate in excess of $100,000.00 for the payment of money shall be rendered against the Borrower or any Guarantor, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

                  (e) Any levy, seizure, attachment, garnishment, execution or similar process shall be issued or levied on any of the Borrower's or any Guarantor's property; or

                  (f) The Borrower or any Guarantor shall (i) apply for or consent to the appointment of a receiver, conservator, trustee or liquidator of all or a substantial part of any of its assets; (ii) be unable, or admit in writing its inability, to pay its debts as they mature; (iii) file or permit the filing of any petition, case, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form of arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties: or (iv) take any action for the purpose of effecting any of the foregoing; or

                  (g) An order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower or any Guarantor, without the application, approval or consent of the Borrower or such Guarantor by or in any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Borrower or any Guarantor or appointing a receiver, trustee, conservator or liquidator of the Borrower or any Guarantor, or of all or a substantial part of its assets and Borrower or any Guarantor, indicates its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of ninety (90) consecutive days; or

                  (h) The Borrower or any Guarantor shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or if the Borrower is not a natural person, merge, consolidate or convert, or be merged, consolidated or converted with or into any other corporation or entity; or

                  (i) A Borrower or Guarantor who is a natural person shall die; or

                  (j) Failure by the Borrower or any Guarantor to pay any other Indebtedness for borrowed money, or if any such other Indebtedness shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other Indebtedness beyond any period of grace provided with respect thereto; or

                  (k) Any guaranty, document, instrument or agreement now or hereafter guaranteeing, governing, evidencing or securing this Note ceases to be in full force and effect or any party thereto notifies the Bank that such party has no continuing obligation to pay or perform in accordance with the terms thereof).

                  (l) The occurrence of any Event of Default under the Borrower's Notes of even date in the respective principal amounts $3,600,000.00 and $400,000.00 or any documents executed therewith.

then, and in such event (other than an Event of Default described in paragraphs 10 (f) and (g) above), the Bank may declare all advances outstanding hereunder, together with accrued interest thereon and all applicable late charges and surcharges and all other liabilities and obligations of the Borrower to the Bank to be forthwith due and payable, whereupon the same shall become forthwith due and payable and the availability of advances hereunder shall be deemed automatically terminated; all of the foregoing without presentment or demand for payment, notice of non-payment, protest or any other notice or demand of any kind, all of which are expressly waived by the Borrower. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in paragraphs 10
(f) or (g) above, (i) the availability of advances hereunder shall automatically terminate and (ii) all advances outstanding hereunder, together with accrued interest thereon and all applicable late charges and surcharges and all other liabilities and obligations of the Borrower to the Bank shall become automatically due and payable without presentment or demand for payment, notice of non-payment, protest or any other notice or demand of any kind; all of which are expressly waived by the Borrower.

         (11) LIEN AND SETOFF. The Borrower and each Guarantor hereby give the Bank a lien and right of set off for all of Borrower's and each Guarantor's liabilities and obligations hereunder upon and against all the deposits, credits, collateral and property of the Borrower and each Guarantor, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc. or in transit to any of them but not including any funds managed by or invested with or through Fleet Investment

Advisors, the Fleet Funds, or any other investment advisor or mutual fund affiliated with the Bank. At any time, after the occurrence and during the continuance of an Event of Default without demand or notice, Bank may set off the same or any part thereof and apply the same to any such liability or obligation of the Borrower or any Guarantor.

         (12) INDEMNIFICATION. The Borrower and each Guarantor, jointly and severally, agree to defend, indemnify and hold harmless the Bank and any participants, successors or assigns of the Bank and the officers, directors, employees and agents of each of them from and against any and all losses, claims, liabilities, asserted liabilities, costs and expenses, including, without limitation, out-of-pocket costs of litigation and attorneys' fees, incurred in connection with any and all claims or proceedings for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage (including all foreseeable and unforeseeable consequential damage) or any diminution in value of any real property resulting from or relating, directly or indirectly, to (a) any release, spilling, leaking, migrating, discharging, escaping, leaching, dumping or disposing (a "Release") into the environment of any toxic substances or hazardous wastes, a threatened Release, the existence or removal of any toxic substances or hazardous wastes on, into, from, through or under any real property owned or operated by the Borrower or any Guarantor (whether or not such Release was caused by Borrower, any Guarantor, a tenant, subtenant, prior owner or tenant or any other person and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of toxic substances or hazardous wastes or the mere presence of such toxic substances or hazardous wastes) or (b) the breach or alleged breach by Borrower or any Guarantor of any federal, state or local law or regulation concerning public health, safety or the environment with respect to any real property owned or operated by the Borrower or any Guarantor and/or any business conducted thereon; provided, however, that the indemnification provided for in this paragraph shall not apply to any losses, claims, liabilities, asserted liabilities, costs or expenses arising out of the negligence, willful misconduct or bad faith of the Bank or any other party otherwise entitled to indemnification hereunder.

         (13) PREJUDGMENT REMEDY WAIVER. BORROWER AND EACH GUARANTOR (a) ACKNOWLEDGE THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE PART OF A COMMERCIAL TRANSACTION AND (b) TO THE EXTENT PERMITTED BY ANY STATE OR FEDERAL LAW, WAIVE THE RIGHT ANY OF THEM MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF ANY HOLDER OF THIS NOTE TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES SAID HOLDER, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE BORROWER OR ANY GUARANTOR OF ANY OF THEIR PROPERTY, AT ANY TIME, PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE.

         (14) JURY TRIAL WAIVER. THE BANK, BORROWER AND EACH GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BANK, THE BORROWER OR ANY GUARANTOR IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE.

         (15) JOINT AND SEVERAL OBLIGATIONS; MISCELLANEOUS. This Note shall be the joint and several obligation of Borrower and each Guarantor and each provision of this Note shall apply to each and all jointly and severally and to the property and liabilities of each and all, who hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of dishonor, and who hereby agree to any extension or delay in the time for payment or enforcement, to renewal of this Note and to any substitution or release of any collateral, all without notice and without any effect on their liabilities. Any delay on the part of the holder hereof in exercising any right hereunder or under any mortgage or security agreement which may secure this Note shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of a subsequent default. The rights and remedies of the holder hereof shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any document, instrument or agreement governing, evidencing or securing this Note and under all applicable laws. This Note is the final, complete and exclusive statement of the terms governing this Note. If any provision of this Note shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be effected. The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors of each and every Borrower and each Guarantor and shall inure to the benefit of Bank, its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         (16) ACKNOWLEDGMENT OF BORROWER. Borrower acknowledges receipt of a copy of this Note, and attests that each advance is to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

         IN WITNESS WHEREOF, the Borrower has executed or caused this Note to be duly executed, as a sealed instrument.

Witness:                                DM MANAGEMENT COMPANY


/s/ David R. Pierson

                                        By: /s/ Olga L. Conley
                                           ---------------------------------
                                            VP Of Finance

                                        AGREED:

                                        FLEET NATIONAL BANK


                                        By: /s/ Luke G. Tsokanis
                                           ---------------------------------
                                            Vice President

                                     RIDER A
                                       TO
              PROMISSORY NOTE DATED AS OF November 4, 1996 MADE BY
                              DM MANAGEMENT COMPANY
                     PAYABLE TO ORDER OF FLEET NATIONAL BANK

         This Rider A is incorporated by reference in the Promissory Note dated as of November 4, 1996 (the "Note"), made by DM Management Company, a Delaware corporation (the "Borrower"), payable to the order of FLEET National Bank (the "Bank") in the original principal amount of $8,000,000, and amends and supplements the provisions of the Note referenced below. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Note. The section and paragraph references used in this Rider correspond to the section and paragraph designations used in the Note.

         (1). PURPOSES OF CREDIT. Advances under this Note may be used to purchase machinery, equipment, and for general corporate purposes, including for issuances of letters of credit.

         (7)(g).  Additional Financial Information.
                  --------------------------------

                  (i) SEC REPORTS. The Borrower shall also deliver to the Bank, promptly as they become available, copies of all financial statements, reports, notices and proxy statements sent or made available by the Borrower to its stockholders and copies of all reports and other materials filed by the Borrower with the Securities and Exchange Commission; and

         (8)(a). ENCUMBRANCES. In addition to the encumbrances permitted by clauses (A), (B) and (C) of Section (8)(a), the Borrower shall also be permitted
(x) to have the presently-existing security interests and capitalized leases listed on the schedule annexed hereto as Exhibit 8(a) showing the nature and amount of indebtedness secured in each case, (y) to grant or create Purchase Money Security Interests to the extent permitted by clause (D) of paragraph (i) of Section 8(d) below, and (z) to have other liens and encumbrances incidental to the conduct of the Borrower's business or the ownership of its assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

         (8)(d). ADDITIONAL NEGATIVE COVENANTS. Borrower hereby covenants that without the prior written consent of the Bank in each case:

                  (i) INDEBTEDNESS. Neither the Borrower nor any Subsidiary shall incur, assume or permit to exist indebtedness for borrowed money, or indebtedness arising out of the ownership, purchase or acquisition of real or personal property subject or subjected to a Purchase Money Security Interest (including capitalized leases), to any person, firm or entity other than the Bank except:

                           (A)      indebtedness subordinated to obligations and
liabilities of the Borrower to the Bank, the amount and terms of which have received the prior written approval of the Bank;

                           (B)      indebtedness of wholly-owned subsidiaries to
the Borrower or other wholly-owned subsidiaries of the Borrower;

                           (C)      other presently existing indebtedness shown
on either Exhibit 8(a) or in the balance sheet of the Borrower as of September 30, 1996; and

                           (D)      indebtedness of the Borrower and its
subsidiaries which is secured by Purchase Money Security Interests (including capitalized lease obligations) so long as the purchase price, or aggregate rents, for the equipment involved in the case of telecommunications equipment does not exceed $100,000, and in the case of any other transaction (or in a related series of transactions) does not exceed $200,000, and provided that after the incurrence of any such indebtedness the Borrower remains in compliance with all financial covenants. For purposes of this section "Purchase Money Security Interest" includes security agreements, chattel mortgages, conditional sales, leases which are or should be capitalized under GAAP on the Borrower's books, and other security or title retention devices undertaken or assumed in connection with the acquisition of tangible personal property or existing or created in such property at the time of acquisition thereof or otherwise given as security for borrowed money, provided the amount of the debt secured thereby does not exceed the cost of fair value of the property involved, whichever is less.

              (ii) EQUITY DISTRIBUTIONS. Neither the Borrower nor any of its subsidiaries (other than a wholly-owned subsidiary) shall make any Equity Distribution in excess of twenty five (25%) of Net Income in any fiscal year. As used herein, "Equity Distribution" means (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower; (b) the redemption, purchase or other retirement of any shares, or of any option or warrant or right to purchase any shares, of any class of capital stock of the Borrower, directly or indirectly through a subsidiary, for consideration paid or to be paid in money or property; and (c) any other distribution on or in respect of any shares of any class of capital stock of the Borrower; PROVIDED, however, that no payment for the redemption, purchase or other retirement of shares, options, warrants or rights to acquire any of the same, arising out of the termination of employment of any employee of the Borrower or any subsidiary shall constitute an Equity Distribution so long as
(a) no Event of Default exists at the time of or would result from such payment, and (b) the aggregate amount of all such payments after the date of this Agreement shall not exceed $100,000.

                                                              $8,000,000.00 Note

                                    EXHIBIT A

                  1. INTEREST RATES. (a) Loan Amounts shall bear interest at the Floating Rate or the Libor Rate (respectively defined below), as specified from time to time by the Borrower in the Conversion Notice with respect to the subject Loan amount.

                           (b) The Borrower shall pay interest on the principal balance of the Note outstanding in arrears on the last day of the month and on the last day of any Interest Period applicable to a Libor Rate Loan.

                  2. NOTICE AND MANNER OF CONVERTING INTEREST RATES. (a) Whenever the Borrower desires to convert an interest rate, the Borrower shall notify the Bank (which notice shall be irrevocable) no later than (i) Noon on the day on which any Floating Rate Loan is being requested to be made and (ii) Noon, Two (2) Business days prior to (and not counting) the day on which any Libor Rate Loan is being requested to be made. Such notice shall specify the amount and the interest rate for the proposed advance chosen by the Borrower. Each such notification (a "RENEWAL/CONVERSION NOTICE") shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of EXHIBIT B, annexed hereto, PROVIDED that if such written confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall control.

                           (b) Libor Rate Loans shall each be in an amount of not less than $1,000,000.00 and in $100,000.00 increments in excess of such minimum.

                           (c) The Bank may rely on any request for a loan or advance or financial accommodation which the Bank, in good faith, believes to have been made by a person duly authorized to act on behalf of the Borrower and may decline to make any such requested loan or advance or to provide any such financial accommodation pending the Bank's being furnished with such documentation concerning that person's authority to act as may be satisfactory to the Bank.

                  3. DURATION OF INTEREST PERIODS. (a) Subject to the definition of the term "Interest Period", the Borrower shall have the option to elect a subsequent Interest Period to be applicable to an advance by giving notice of such election in the form of EXHIBIT B, annexed hereto received no later than 10:00 Boston time One (1) Business Day before the end of the then applicable Interest Period, if such Loan is to be continued as or converted to a Floating Rate Loan, and Two (2) Business Days before (and not counting) the end of the then applicable Interest Period if such Loan is to be continued as, or converted to, a Libor Rate Loan.

                           (b) If the Bank does not receive a notice of election of, or conversion to, an Interest Period for a Libor Rate Loan pursuant to subsection (a) within the applicable time limits specified therein, or if, when such notice must be given, an Event of Default exists, the Borrower shall be deemed to have elected to convert such Loan in whole into a Floating Rate Loan on the last day of the then current Interest Period with respect thereto.

                  4.       Changed Circumstances.  In the event that:
                           ---------------------

                           (a) on any day on which the rate for a Libor Rate Loan would otherwise be set, the Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining such rate; or

                           (b) at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that:

                                    (i)      the making or continuation of or
                           conversion of any loan to a Libor Rate Loan has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the applicable market or (B) compliance by the Bank in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or admin-istration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                                    (ii)     the indices on which the interest
                           rates for Libor Rate Loans shall no longer represent the effective cost to the Bank for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

                  then, and in any such event, the Bank shall forthwith so notify the Borrower thereof. Until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Bank to make Libor Rate Loans of the type affected by such changed circumstances or to permit the Borrower to select Libor Rate for any advances shall be suspended. If at the time the Bank so notifies the Borrower, the Borrower has previously given the Bank a Notice of Borrowing or a Renew al/Conversion Notice with respect to one or more Libor Rate Loans, but such advances have not yet gone into effect, such notification shall be deemed to be void and the Borrower may borrow under interest rate options otherwise available hereunder, by giving a substitute Notice of Borrowing or a Renewal/Conversion Notice. Upon the expiration of the Interest Period for any Libor Rate Loan which is outstanding on the date of such notification, the amount of such Libor Rate Loan shall thereafter constitute a Floating Rate Loan.

                  5. PAYMENTS AND PREPAYMENTS. (a) Floating Rate Loans may be prepaid at any time and from time to time without premium or penalty.

                           (b) In the event of any prepayment of any Libor Rate Loan, other than at the end of the Interest Rate Period applicable to the subject loan, the Borrower shall repay the Bank's costs in respect of such repayment, which costs shall be determined as follows:

                               (Applicable Rate  - Tbillrate)  X  PP  X  D
                               -------------------------------------------
                                           360

         WHERE:

                           Applicable
                           Rate       =   The Libor Rate for the Loan then
                                          being prepaid.

                           Libor
                           Rate       =   The Libor Rate of interest on that
                                          Libor Rate Loan being prepaid.

                           TBillRate  =   The effective per annum rate at which
                                          a readily marketable bond or other
                                          obligation of, or entitled to the
                                          full faith and credit of, the United
                                          States (selected by the Bank in the
                                          Bank's reasonable discretion)
                                          maturing on or near the maturity date
                                          of the subject Libor Rate Loan and in
                                          approximately the amount of the Libor
                                          Rate Loan being prepaid could be
                                          purchased on or about the date of the
                                          subject prepayment.

                           PP         =   The amount of principal being prepaid.

                           D          =   The number of days from the date on
                                          which the subject prepayment is made
                                          until the expiry of the Interest
                                          Period for the Libor Rate Loan being
                                          prepaid.

                             x      Indicates multiplication.

                  6. DEFINITIONS. The following terms as used herein shall have the meanings assigned to them below:

                  "Acceptable Inventory": Such of the Borrower's Inventory, as is less than twelve (12) months old, based upon invoice date, warehoused at the Borrower's Winterbrook Way, Meredith, New Hampshire location, (and of such types and quantities, as the Bank in its reasonable discretion from time to time determines to be acceptable for borrowing,) as to which Inventory, the Bank has a perfected security interest which is prior and superior to all security interests, claims, and encumbrances.

                  "Availability": The lesser of (i) $8,000,000.00, reduced to $5,000,000.00 during the month of May through November, or (ii) (A) Fifty percent (50%) of Acceptable Inventory, plus (B) Fifty percent

         (50%)of the face amount of letters of credit issued by the Bank for the account of the Borrower, plus (C)$1,000,000.00.

                  "BUSINESS DAY" shall mean a day on which the Bank is open for the transaction of banking business in Boston, Massachusetts, and, if the applicable Business Day relates to a Libor Rate Loan, a day on which dealings are carried on in the applicable Eurodollar interbank market and banks are open for business in the applicable Eurodollar interbank market and in the place where payment is to be made for such Libor Rate Advance.

                  "CONVERT, CONVERSION AND CONVERTED" shall refer to the conversion of Floating Rate Loan, or Libor Rate Loan to advances of another Type.

                  "FLOATING RATE": shall mean with respect to any Interest Period the interest rate generally announced by the Bank from time to time as its Prime Rate plus (i)one-half percent (1/2%) per annum for the first $5,000,000.00 in borrowings outstanding, or (ii) plus one percent (1%) for borrowings outstanding in excess of $5,000,000.00.

                  "FLOATING RATE LOAN": any loan bearing interest at the Floating Rate.

                  "INTEREST PERIOD": (a) With respect to each Libor Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Libor Rate Loan and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion.

                           (b) With respect to each Floating Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Floating Rate Loan and ending on that date as of which the subject Floating Rate Loan is converted to a Libor Rate Loan.

                           Provided that:
                           --------

                                    (i) Any Interest Period applicable to a
                           Libor Rate Loan that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end, subject to clause (ii) below, on the last Business Day of a calendar month.

                                    (ii) any Interest Period which would
                           otherwise end after the Termination Date shall end on the Termination Date except that no Libor Rate Loan shall have an Interest Period of less than One (1) month.

                  "LIBOR RATE LOAN":  any loan bearing interest at the Libor
         Rate.

                  "LIBOR RATE": That per annum rate determined by application of the following formula:

                  [      Libor Offer Rate]
                  ------------------------
                  [ 1.00 - Reserve Rate, (if applicable) ]

         plus two and one-quarter percent (2.25%) for the first $5,000,000.00 in borrowings outstanding and, plus two and three-quarter percent (2.75%) for borrowings outstanding in excess of $5,000,000.00

                  "LIBOR OFFER RATE": that rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Bank to be the prevailing rate per annum at which deposits on U.S. Dollars are offered to the Bank by first-class banks in the London interbank market in which the Bank regularly participates at a time reasonably contemporaneous to the giving of a Notice of Borrowing at the Libor Rate, not less Two (2) Business Days before the first day of the Interest Period of the loan referenced in such Notice of Borrowing, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

                  "PRIME RATE" shall mean the interest rate announced by the Bank from time to time as its Prime Rate. If interest hereunder is computed in relation to the Bank's Prime Rate, then as said Bank's Prime Rate changes from time to time, the interest rate, hereunder will change correspondingly at the time of each Bank's Prime Rate change, without notice or demand of any kind. If, at any time, the rate of interest together with all amounts which constitute interest and which are reserved, charged or taken by Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Bank to the Borrower under the laws of any applicable jurisdiction or the rules or regulations of any appropriate regulatory authority or agency, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.

                  "RESERVE PERCENTAGE" shall mean as of any date, that percentage (expressed as a decimal) which is in effect on such date as specified in Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to reserve requirements for nonpersonal time deposits) for determining the reserve requirements (including without limitation any basic, supplemental or emergency reserve requirements) for the Bank in respect of new U.S. dollar nonpersonal time deposits in Boston, Massachusetts, having a maturity comparable to the relevant Interest Period and in an amount of $100,000 or more. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

                  "RESERVE RATE" shall mean for any day with respect to a Libor Rate Loan, the maximum rate (expressed as a decimal) at which any Bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation
         D) if such liabilities were outstanding. The Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Rate.

                                    EXHIBIT B

                            RENEWAL/CONVERSION NOTICE
                            -------------------------


To:      Fleet National Bank (the "Lender")
         One Federal Street
         Boston, Massachusetts 02211


Re:      $8,000,000.00 Commercial Promissory Grid Note (the "Note")
         Between the Lender and DM Management Company (the "Borrower"), a Delaware Corporation. Terms used herein which are defined in the Note are used as so defined.


         This Notice confirms the renewal/conversion of a loan at the Libor Rate as follows:

         1.       Amount to be renewed at Libor Rate:         $
                                                               -----------------
                           Minimum of $1,000,000.00
                           Increments of $100,000.00

                  Start Date of Interest Period:              $
                                                               -----------------

                  Date of Expiry of Interest Period:             $
                                                                  --------------

                  Applicable Interest Period:                    $
                                                                  --------------

--------------------------------------------------------------------------------


         The Borrower, hereby certifies that all representations and warranties contained in the Note are true and accurate in all material respects on the date of this Renewal Notice and on the effective date of the subject loan as though such representations and warranties had been made on those dates (except to the extent that such representations or warranties expressly relates to an earlier date).

                                               DM MANAGEMENT COMPANY
                                               ("Borrower")


                                               By:
                                                  ----------------------------

                                    Exhibit C
                                    ---------

                           BORROWING BASE CERTIFICATE
                           --------------------------

                                                  Date: ________________________

                                                  Period Ending: _____________

Fleet National Bank
1 Federal Street
Boston, Massachusetts 02110

         This certificate confirms our Availability as of ____________________, pursuant to the Commercial Promissory Grid Note and Loan Agreement dated November 4, 1996 (the "Loan Agreement") between DM Management Company (the "Borrower") and Fleet National Bank ("Bank"). The Borrower hereby certifies that all representations and warranties contained in the Loan Agreement and the documents executed in connection with the Loan Agreement are true and accurate in all material aspects on the date of this Borrowing Base Certificate as though such representations and warranties had been made on that date (except to the extent that such representations or warranties expressly relate to an earlier date). The Borrower represents and warrants that no Event of Default has occurred.

Total Inventory as of __/__/__            $________
  Less: Inventory more than 12 months old ($_______)
50% Availability                                     (A)      $_________
Issued and outstanding Letters of Credit  $_______
50% Availability                                     (B)      $_________
Plus                                                 (C)      $1,000,000
                                                              ----------
         TOTAL             (A plus B plus C)         (D)      __________

AVAILABILITY

Lesser of (i) D or (ii) $8,000,000 during
the months of December through April or $5,000,000
the months of May through November                            $_________

           Less: Current Loan Balance                         $(_______)
           Less: Letters of Credit and Acceptances            $(_______)
           Net Available/(Deficit)                            $_________

         Terms used herein which are defined in the Loan Agreement are used as so defined.

                                             Very truly yours,

                                             DM MANAGEMENT COMPANY


                                             By:___________________________

                                             Name:_________________________

                                             Title:________________________



                                       -2-